EXHIBIT 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP




                                October 25, 1996






Willis Lease Finance Corporation
180 Harbor Drive, Suite 200
Sausalito, California 94965


                  Re: Registration Statement for Offering of an aggregate of 600,000 Shares of Common Stock

Ladies and Gentlemen:

                  We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 525,000 shares and (ii) 75,000 shares of the Common Stock of Willis Lease Finance Corporation (the "Company") under the Company's 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, respectively. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP